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                                                                      EXHIBIT 21

            SUBSIDIARIES OF UNOCAL CORPORATION
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            Name of Company (a)                                      Organized under Law of
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

Union Oil Company of California, dba "UNOCAL"                        California
     Molycorp, Inc.                                                  Delaware
     Philippine Geothermal, Inc.                                     California
     Unocal Foreign Investments Inc.                                 Delaware
     Unocal Geothermal of Indonesia, Ltd.                            Bermuda
     Unocal International Corporation                                Nevada
        Unocal Bangladesh Exploration, Ltd. (b)                      Bermuda
        Unocal Bangladesh, Ltd. (c)                                  Bermuda
        Unocal Canada Limited                                        Alberta
           Unocal Canada Resources (d)                               Alberta
           Unocal Canada Exploration Limited                         Alberta
           Unocal Canada International Company                       Nova Scotia
           Unocal Canada Management Limited                          Alberta
        Unocal Global Ventures, Ltd. (e)                             Bermuda
           Unocal Asia-Pacific Ventures, Ltd.                        Bermuda
        Unocal Indonesia, Ltd.                                       Bermuda
           Unocal Indonesia Company (f)                              Bermuda
        Unocal Khazar Holdings, Ltd. (e)                             Bermuda
           Unocal Khazar, Ltd. (g)                                   Bermuda
        Unocal Myanmar Offshore Co., Ltd.                            Bermuda
        Unocal Netherlands B.V.                                      Netherlands
        Unocal Thailand, Ltd.                                        Bermuda
 Unocal Capital Trust                                                Delaware
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(a)  The indented companies are subsidiaries of Union Oil Company of California.
     The names of approximately 250 subsidiaries are omitted inasmuch as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
(b) Owned 94.48 percent by Unocal International Corporation and 5.52 percent by Unocal Foreign Investments Inc.
(c) Owned 93.02 percent by Unocal International Corporation and 6.98 percent by Unocal Foreign Investments Inc.
(d) Owned 89.499 percent by Unocal Canada Limited, 5.650 percent by Unocal Canada Exploration Limited and 4.851 percent by Unocal Canada Management Limited.
(e)  Owned 95 percent by Unocal International Corporation and 5 percent by
     Unocal Foreign Investments Inc.
(f) Owned 53.1 percent by Unocal Indonesia, Ltd. and 46.9 percent by Unocal Canada International Company.
(g) Owned 65 percent by Unocal Khazar Holdings, Ltd., and 35 percent by Unocal Global Ventures, Ltd.
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